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                                                                   EXHIBIT 99(A)

                        HOUSTON INDUSTRIES INCORPORATED

                             PROXY -- COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 17, 1996

    The undersigned hereby appoints D.D. Jordan, R. Steve Letbetter and Lee W. Hogan, and each of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the special meeting of shareholders of Houston Industries Incorporated to be held December 17, 1996 at 2:00 p.m., Houston time, in the Auditorium of Houston Industries Plaza, 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the special meeting.

                                          IF YOU WISH TO VOTE IN ACCORDANCE WITH
                                          THE BOARD OF DIRECTORS'S
                                          RECOMMENDATION TO APPROVE THE
                                          AGREEMENT AND PLAN OF MERGER, YOU MAY
                                          JUST SIGN AND DATE BELOW AND MAIL IN
                                          THE POSTAGE-PAID ENVELOPE PROVIDED.
                                          SPECIFIC CHOICES MAY BE MADE ON THE
                                          REVERSE SIDE. IN THE ABSENCE OF
                                          INSTRUCTIONS TO THE CONTRARY, THE
                                          SHARES REPRESENTED WILL BE VOTED IN
                                          ACCORDANCE WITH THE BOARD'S
                                          RECOMMENDATION.

                                          Dated:                          , 1996
                                                --------------------------
                                          Signature:
                                                    ---------------------------
                                          Signature:
                                                    ---------------------------
                                          (Note: Please sign exactly as name(s)
                                          appears hereon. Joint owners should
                                          each sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title.)

                                          DO YOU PLAN TO ATTEND THE SPECIAL
                                          MEETING?  [ ]
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                        HOUSTON INDUSTRIES INCORPORATED

                               PROXY (CONTINUED)

          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 17, 1996

    This proxy when properly executed will be voted in the direction indicated below by the shareholder. If no direction is made, this proxy will be voted FOR Proposal To Approve and Adopt the Agreement and Plan of Merger, which proposal was proposed by Houston Industries Incorporated.

    PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, dated as of August 11, 1996, as amended, by and among Houston Industries Incorporated, its subsidiaries Houston Lighting & Power Company and HI Merger, Inc., and NorAm Energy Corp. and the transactions contemplated thereby, including the election of T. Milton Honea, Robert C. Hanna, O. Holcombe Crosswell and Joseph M. Grant as directors effective as of the effective time of the merger of Houston Industries Incorporated into Houston Lighting & Power Company.

         FOR  [ ]               AGAINST  [ ]               ABSTAIN  [ ]